Exhibit 10.3

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of February 17, 2021 (this “Amendment”), is entered into by and among Ensemble RCM, LLC, a Delaware limited liability company (the “Borrower”), Goldman Sachs Bank USA, as administrative agent (the “Administrative Agent”), the undersigned 2021 Incremental Term Lenders (as defined below) and the undersigned Lenders that, together with the 2021 Incremental Term Lenders, constitute the Required Lenders.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower, Ensemble Intermediate, LLC, a Delaware limited liability company (“Holdings”), the Administrative Agent and the lenders from time to time party thereto are party to that certain Credit Agreement, dated as of August 1, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, (i) pursuant to Section 2.14(1) of the Credit Agreement, the Borrower has delivered a request for a Term Loan Increase to the Administrative Agent in an aggregate principal amount of $785,000,000 and (ii) the Borrower has requested that each financial institution signatory hereto as an Incremental Term Lender (in such capacity, each a “2021 Incremental Term Lender”) provide, pursuant to Section 2.14(4)(c)(A) and Section 2.14(4)(c)(D) of the Credit Agreement, an Incremental Term Commitment (the “2021 Incremental Term Loan Commitment”) under the Amended Credit Agreement (as defined below), and make Incremental Term Loans (with respect to each 2021 Incremental Term Lender, its “2021 Incremental Term Loans”) as a Term Loan Increase of the Closing Date Term Loans, which 2021 Incremental Term Loans will be of the same Class as the Closing Date Term Loans, in an aggregate principal amount equal to $785,000,000 on the First Amendment Effective Date (as defined below), the proceeds of which will be used, together with cash on hand, by the Borrower to make cash distributions to permit Holdings to pay cash dividends or distributions to the owners of certain Equity Interests of Holdings in an aggregate amount not to exceed $805,000,000 on or around the First Amendment Effective Date (but no later than 30 days after the First Amendment Effective Date) (the “First Amendment Effective Date Dividend”) and to pay fees, costs and expenses in connection therewith and the transactions contemplated by this Amendment, and each 2021 Incremental Term Lender is prepared to provide its 2021 Incremental Term Loan Commitment and to make the 2021 Incremental Term Loans pursuant to the Amended Credit Agreement in the principal amount set forth opposite such 2021 Incremental Term Lender’s name under the heading “2021 Incremental Term Loan Commitment” on Schedule 2.01(b) to the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), in each case, subject to the other terms and conditions set forth herein;

WHEREAS, the Borrower, the 2021 Incremental Term Lenders and the Administrative Agent are entering into this Amendment in order to evidence the 2021 Incremental Term Loan Commitments and the 2021 Incremental Term Loans in accordance with Section 2.14(6) of the Credit Agreement;

WHEREAS, in furtherance of the foregoing, the Borrower, the undersigned 2021 Incremental Term Lenders and the Administrative Agent (pursuant to its authority under Section 2.14(6) of the Credit Agreement) have agreed to amend the Credit Agreement pursuant to Section 2.14(6) of the Credit Agreement as hereinafter set forth;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, the Required Lenders have agreed to make certain other modifications to the Credit Agreement as set forth herein; and

WHEREAS, Goldman Sachs Bank USA, Antares Capital LP, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Guggenheim Securities, LLC and Mizuho Securities USA LLC have been appointed as lead arrangers and bookrunners in connection with this Amendment and the 2021 Incremental Term Loans (in such capacity, the “Amendment No. 1 Arrangers”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1. Definitions. As used in this Amendment, the following terms shall have the meanings set forth below:

“Incremental Amendments” means the amendments set forth in clauses (a), (b), (c) (other than to add the defined terms “Affected Financial Institution”, “First Amendment Effective Date Dividend”, “Resolution Authority”, “UK Financial Institutions” and “UK Resolution Authority”), (e), (f) and (h) through (l) of Section 2 hereof.

“Required Lender Amendments” means the amendments set forth in clauses (c) (solely with respect to adding the defined terms “Affected Financial Institution”, “First Amendment Effective Date Dividend”, “Resolution Authority”, “UK Financial Institutions”, “UK Resolution Authority”), (d), (g), (m), (n) and (o) of Section 2 hereof.

“Transactions” means, collectively, the funding of the 2021 Incremental Term Loans on the First Amendment Effective Date, the payment of the First Amendment Effective Date Dividend and the payment of fees, costs and expenses in connection therewith.

SECTION 2. Amendments to Credit Agreement. The Credit Agreement is, effective as of the First Amendment Effective Date and subject to the satisfaction of the applicable conditions precedent set forth in Section 5 hereof, hereby amended as follows:

(a) Exhibit A hereto shall be added to the Credit Agreement as Schedule 2.01(b) thereof.

(b) All references in the Credit Agreement to Schedule 2.01 shall be amended to refer to Schedule 2.01(a).

(c) Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions thereto in the proper alphabetical order:

“2021 Incremental Term Lender” means, at any time, any Lender that has a 2021 Incremental Term Loan Commitment or a 2021 Incremental Term Loan at such time.

“2021 Incremental Term Loan Commitment” means, as to each 2021 Incremental Term Lender, its obligation to make a 2021 Incremental Term Loan to the Borrower in an aggregate principal amount not to exceed the amount specified opposite such 2021 Incremental Term Lender’s name on Schedule 2.01(b) under the caption “2021 Incremental Term Loan Commitment”. The initial aggregate principal amount of the 2021 Incremental Term Loan Commitments is $785,000,000.

“2021 Incremental Term Loans” means the Term Loans made by each 2021 Incremental Term Lender on the First Amendment Effective Date to the Borrower pursuant to Section 2.01(1)(b). From and after the First Amendment Effective Date, the 2021 Incremental Term Loans shall constitute Closing Date Term Loans for all purposes under this Agreement and the other Loan Documents.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“First Amendment” means that certain Amendment No. 1 to Credit Agreement, dated as of February 17, 2021, among the Borrower, the Administrative Agent, the 2021 Incremental Term Lenders and the other Lenders party thereto.

“First Amendment Effective Date” means February 17, 2021.

“First Amendment Effective Date Dividend” means a cash dividend paid by the Borrower to Holdings and by Holdings to the owners of the Equity Interests of Holdings on or around the First Amendment Effective Date (but no later than 30 days after the First Amendment Effective Date) in an amount not to exceed $805,000,000.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(d) The definitions of the terms “Bail-In Action” and “Bail-In Legislation” in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety as follows, respectively:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(e) The definition of the term “Closing Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text “Section 2.01(1)” therein with the text “Section 2.01(1)(a)”.

(f) The definition of the term “Closing Date Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Closing Date Term Loans” means (a) prior to the First Amendment Effective Date, the Term Loans made by the Term Lenders on the Closing Date to the Borrower pursuant to Section 2.01(1)(a), and (b) from and after the First Amendment Effective Date, the Term Loans (including the 2021 Incremental Term Loans) made by the Term Lenders to the Borrower pursuant to Sections 2.01(1)(a) and (b).

(g) The definition of the term “Write-Down Conversion Powers” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(h) Section 2.01(1) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(1) Term Loan Borrowings:

(a) Subject to the terms and conditions set forth in Section 4.01 hereof, each Term Lender severally agrees to make to the Borrower on the Closing Date one or more Closing Date Term Loans denominated in Dollars in an aggregate principal amount equal to such Term Lender’s Closing Date Term Loan Commitment on the Closing Date. Amounts borrowed under this Section 2.01(1)(a) and repaid or prepaid may not be reborrowed. The Closing Date Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) Subject to the terms and conditions set forth in the First Amendment, each 2021 Incremental Term Lender severally agrees to make to the Borrower on the First Amendment Effective Date one or more 2021 Incremental Term Loans denominated in Dollars in an aggregate principal amount equal to such 2021 Incremental Term Lender’s 2021 Incremental Term Loan Commitment on the First Amendment Effective Date. Amounts borrowed under this Section 2.01(1)(b) and repaid or prepaid may not be reborrowed. The 2021 Incremental Term Loans may be Base Rate Loans or Eurodollar

Rate Loans, as further provided herein (subject to the terms of Sections 3(c) and (d) of the First Amendment). For the avoidance of doubt, from and after the First Amendment Effective Date, the 2021 Incremental Term Loans shall constitute Closing Date Term Loans and be of the same Class as the Closing Date Term Loans made to the Borrower pursuant to Section 2.01(1)(a).”

(i) Section 2.06(2)(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Closing Date Term Loan Commitment of each Term Lender on the Closing Date was automatically and permanently reduced to $0 upon the making of such Lender’s Closing Date Term Loans to the Borrower pursuant to Section 2.01(1)(a). The 2021 Incremental Term Loan Commitment of each 2021 Incremental Term Lender on the First Amendment Effective Date shall be automatically and permanently reduced to $0 upon the making of such 2021 Incremental Term Lender’s 2021 Incremental Term Loans to the Borrower pursuant to Section 2.01(1)(b).”

(j) Section 2.07(1) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(1) Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders (a) on the last Business Day of each March, June, September and December, commencing with December 31, 2019 through December 31, 2020, an aggregate principal amount equal to 0.25% of the aggregate principal amount of all Closing Date Term Loans outstanding on the Closing Date, (b) on the last Business Day of each March, June, September and December, commencing with March 31, 2021, an aggregate principal amount equal to $3,667,341.77 (which payments, in the case of the foregoing clauses (a) and (b), shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (c) on the Original Term Loan Maturity Date, the aggregate principal amount of all Closing Date Term Loans outstanding on such date. In connection with any Incremental Term Loans that constitute part of the same Class as the Closing Date Term Loans, the Borrower and the Administrative Agent shall be permitted to adjust the rate of prepayment in respect of such Class such that the Term Lenders holding Closing Date Term Loans comprising part of such Class continue to receive a payment that is not less than the same Dollar amount that such Term Lenders would have received absent the incurrence of such Incremental Term Loans; provided, that if such Incremental Term Loans are to be “fungible” with the Closing Date Term Loans, notwithstanding any other conditions specified in this Section 2.07(1), the amortization schedule for such “fungible” Incremental Term Loan may provide for amortization in such other percentage(s) to be agreed by the Borrower and the Administrative Agent to ensure that the Incremental Term Loans will be “fungible” with the Closing Date Term Loans.”

(k) Section 2.18 of the Credit Agreement is hereby amended by to replace “Closing Date” with “First Amendment Effective Date”.

(l) Section 6.14 of the Credit Agreement is hereby amended by (i) adding the text “made on the Closing Date” immediately after the text “Closing Date Term Loans” in subclause (a), (ii) deleting the word “and” immediately preceding subclause (b) and (ii) adding the following language immediately prior to the period at the end thereof:

“, and (c) the 2021 Incremental Term Loans will be used solely to pay (i) the First Amendment Effective Date Dividend and (ii) fees, costs and expenses related to the First Amendment Effective Date Dividend and the transactions contemplated by the First Amendment.”

(m) Section 7.05(b) of the Credit Agreement is hereby amended by (i) deleting the word “and” following clause (23) thereof, (ii) replacing the period at the end of clause (24) thereof with a semi-colon and adding the word “and” immediately thereafter and (iii) adding the following language as a new clause (25) immediately following clause (24):

“(25) the First Amendment Effective Date Dividend.”

(n) Section 10.25 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 10.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(ii) the effects of any Bail-In Action on any such liability, including, if applicable:

(a) a reduction in full or in part or cancellation of any such liability;

(b) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(c) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.”

(o) After giving effect to the incurrence of the 2021 Increment Term Loans pursuant to this Amendment, the aggregate principal amount of Incremental Term Loans and Incremental Revolving Commitments, together with the aggregate principal amount of Permitted Incremental Equivalent Debt, permitted to be incurred pursuant to Section 2.14(4)(c)(A) of the Amended Credit Agreement after the First Amendment Effective Date shall be deemed to be the sum of (x) the greater of (i) $158,000,000 and (ii) 100% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period (calculated on a pro forma basis) plus (y) the Reallocated Debt Basket Amount (if any).

SECTION 3. The 2021 Incremental Term Loan Commitment and the 2021 Incremental Term Loans.

(a) In accordance with Section 2.14 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 5 hereof, on and as of the First Amendment Effective Date, each 2021 Incremental Term Lender hereby agrees that such 2021 Incremental Term Lender (i) shall have, as contemplated by this Amendment and the Amended Credit Agreement, a 2021 Incremental Term Loan Commitment under the Amended Credit Agreement in an amount equal to the amount set forth opposite such 2021 Incremental Term Lender’s name under the heading “2021 Incremental Term Loan Commitment” on Schedule 2.01(b) to the Amended Credit Agreement, and (ii) shall be deemed to be, and shall become, a “2021 Incremental Term Lender”, an “Additional Lender”, a “Term Lender”, a “Lender” and a “Secured Party” for all purposes of, and subject to all the obligations of a “2021 Incremental Term Lender”, an “Additional Lender”, a “Term Lender”, a “Lender” and a “Secured Party” under, the Amended Credit Agreement and the other Loan Documents. The Borrower and the Administrative Agent hereby agree that from and after the First Amendment Effective Date, each 2021 Incremental Term Lender shall be deemed to be, and shall become, a “2021 Incremental Term Lender”, an “Additional Lender”, a “Term Lender”, a “Lender” and a “Secured Party” for all purposes of, and with all the rights and remedies of a “2021 Incremental Term Lender”, an “Additional Lender”, a “Term Lender”, a “Lender” and a “Secured Party” under, the Amended Credit Agreement and the other Loan Documents.

(b) In accordance with Section 2.14 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 5 hereof, on and as of the First Amendment Effective Date, each 2021 Incremental Term Lender party hereto hereby agrees that such 2021 Incremental Term Lender shall make 2021 Incremental Term Loans to the Borrower pursuant to Section 2.01(1)(b) of the Amended Credit Agreement on the First Amendment Effective Date in a principal amount not to exceed its 2021 Incremental Term Loan Commitment under the Amended Credit Agreement.

(c) The 2021 Incremental Term Loans shall constitute a Term Loan Increase of the Closing Date Term Loans and shall be of the same Class as the Closing Date Term Loans. The terms, provisions and documentation of the 2021 Incremental Term Loans (including interest rate margins, interest rate floors and Interest Periods) shall be identical (other than with respect to upfront fees, OID or similar fees) to the Closing Date Term Loans as existing on the First Amendment Effective Date and are in compliance with Sections 2.14(5)(a) and (c) of the Credit Agreement. The initial Interest Period of the 2021 Incremental Term Loans shall end on April 30, 2021 and the Eurodollar Rate for such initial Interest Period shall be the same as the Eurodollar Rate in effect for the current Interest Period for the existing Closing Date Term Loans. Unless otherwise required by law, the parties hereto shall treat the 2021 Incremental Term Loans as being fungible with the existing Closing Date Term Loans for U.S. federal income tax purposes. The Administrative Agent shall record the 2021 Incremental Term Loans in the Register.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may, in accordance with Section 2.14(6) of the Credit Agreement, take any and all actions as may be reasonably necessary to ensure that all 2021 Incremental Term Loans, when originally made, are Closing Date Term Loans for all purposes under the Credit Agreement and the other Loan Documents and are included in each Borrowing of outstanding Closing Date Term Loans on a pro rata basis. This may be accomplished by allocating a portion of each 2021 Incremental Term Loan to each outstanding Eurocurrency Rate Loan that is a Closing Date Term Loan on a pro rata basis, even though as a result thereof such 2021 Incremental Term Loan may effectively have a shorter Interest Period than the Closing Date Term Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of the Credit Agreement that would prohibit such an initial Interest Period). The 2021 Incremental Term Loans shall not accrue interest for any period prior to the First Amendment Effective Date and the Borrower shall not be required to pay interest on the 2021 Incremental Term Loans pursuant to Section 2.08 of the Credit Agreement for any period prior to the First Amendment Effective Date.

(e) As of the First Amendment Effective Date, after giving effect to the making of the 2021 Incremental Term Loans, the aggregate principal amount of Closing Date Term Loans outstanding pursuant to the Amended Credit Agreement shall be $1,448,600,000.

(f) The proceeds of the 2021 Incremental Term Loans, together with cash on hand, will be used by the Borrower, directly or indirectly, to pay the First Amendment Effective Date Dividend and to pay fees, costs and expenses in connection therewith and the transactions contemplated by this Amendment.

SECTION 4. Reference to and Effect on the Loan Documents.

(a) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Amended Credit Agreement, and any reference to “Obligations” shall mean and be a reference to the “Obligations” under the Amended Credit Agreement (including, the obligations in respect of the 2021 Incremental Term Loans).

(b) On and after the First Amendment Effective Date, the Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed (including all liens and security interests granted thereunder, which Liens continue to secure the Obligations, including the obligations in respect of the 2021 Incremental Term Loans, after giving effect to this Amendment and the making of the 2021 Incremental Term Loans).

(c) From and after the First Amendment Effective Date, this Amendment shall be deemed an Incremental Amendment with respect to the Incremental Amendments set forth herein and a Loan Document for all purposes under the Amended Credit Agreement and the other Loan Documents.

(d) The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the First Amendment Effective Date.

SECTION 5. Conditions of Effectiveness. The obligations of the 2021 Incremental Term Lenders to make 2021 Incremental Term Loans under the Amended Credit Agreement, the Incremental Amendments and the Required Lender Amendments shall become effective as of the first date (the “First Amendment Effective Date”) on which the applicable conditions set forth below shall have been satisfied (or waived by the 2021 Incremental Term Lenders or the Required Lenders, as applicable):

(a) The Administrative Agent shall have received counterparts of (i) this Amendment executed by the Borrower, the Administrative Agent and (x) in the case of the Incremental Amendments, the 2021 Incremental Term Lenders and (y) in the case of the Required Lender Amendments, the Required Lenders (after giving effect to the 2021 Incremental Term Loans), and (ii) the Guarantor Consent and Reaffirmation attached hereto (the “Guarantor Consent”) executed by each Guarantor;

(b) The Administrative Agent shall have received a customary legal opinion from Ropes & Gray LLP, counsel to the Loan Parties;

(c) The Administrative Agent shall have received, with respect to each Loan Party, certificates of good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), customary certificates of resolutions or other action, incumbency certificates or other certificates of Responsible Officers of each Loan Party certifying true and complete copies of the Organizational Documents attached thereto (or certifying that such Organizational Documents delivered pursuant to Section 4.01(1)(d) of the Credit Agreement on the Closing Date have not been amended, restated, modified or otherwise supplemented) and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the Guarantor Consent;

(d) The Administrative Agent shall have received a certificate of a Responsible Officer certifying that (i) the conditions in clauses (f) and (g) of this Section 5 have been satisfied, and (ii) the First Lien Net Leverage Ratio for the Test Period most recently ended, calculated on a pro forma basis in accordance with Section 2.14 of the Credit Agreement (including, for the avoidance of doubt, giving effect to the second proviso at the end of Section 2.14(4) of the Credit Agreement) after giving effect to the incurrence of the 2021 Incremental Term Loans on the First Amendment Effective Date, does not exceed 4.75 to 1.00;

(e) The Administrative Agent shall have received a solvency certificate from a Financial Officer of Holdings (after giving effect to the Transactions) based on and consistent with the form attached to the Credit Agreement as Exhibit I;

(f) The representations and warranties of the Borrower contained in Section 6, in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects on and as of the date hereof after giving effect to the Transactions; provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(g) Immediately after giving effect to this Amendment, no Event of Default shall exist after giving effect to the making of the 2021 Incremental Term Loans;

(h) The Administrative Agent shall have received a Committed Loan Notice no later than 1:00 p.m., New York time, one (1) Business Day prior to the First Amendment Effective Date;

(i) The Borrower shall have paid all reasonable and documented out-of-pocket expenses of the Administrative Agent (including, without limitation, the Attorney Costs of the Administrative Agent to the extent provided for in Section 10.04 of the Credit Agreement) incurred in connection with this Amendment and invoiced pursuant to a detailed line item invoice at least three (3) Business Days (unless otherwise agreed by the Borrower) prior to the First Amendment Effective Date;

(j) The Borrower shall have paid all fees required to be paid pursuant to the engagement letter, dated as of February 3, 2021, by and among the Borrower and the Amendment No. 1 Arrangers;

(k) The Administrative Agent and the 2021 Incremental Term Lenders shall have received (i) at least one (1) Business Day prior to the First Amendment Effective Date all documentation and other information about the Borrower and the Guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the USA PATRIOT Act) that has been reasonably requested in writing at least five (5) Business Days prior to the First Amendment Effective Date, and (ii) if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certificate regarding beneficial ownership required by the Beneficial Ownership Regulation (the “Beneficial Ownership Certificate”) in relation to the Borrower to the extent requested by such Person in writing at least five (5) Business Days prior to the First Amendment Effective Date;

(l) Substantially concurrently with the effectiveness of this Amendment on the First Amendment Effective Date, all accrued and unpaid interest on all Term Loans outstanding immediately prior to the First Amendment Effective Date to, but not including, the First Amendment Effective Date, shall have been paid to the Administrative Agent for the benefit of the Lenders; and

(m) The Administrative Agent shall have received evidence, including recent UCC, tax and judgment lien searches from the jurisdiction of formation and jurisdiction of the chief executive office of each Loan Party, that none of the Collateral is subject to any Liens (other than Liens permitted under Section 7.01 of the Amended Credit Agreement).

For purposes of determining compliance with the conditions specified in this Section 5, the Lenders party hereto shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lenders from and after the making by the 2021 Incremental Term Lenders of the 2021 Incremental Term Loans pursuant to Section 2.01(1)(b) of the Amended Credit Agreement and the effectiveness of the Required Lender Amendments.

SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders party hereto as of the First Amendment Effective Date that:

(a) The execution, delivery and performance by the Borrower of this Amendment and the execution, delivery and performance by each Guarantor of the Guarantor Consent has been duly authorized by all necessary corporate or other organizational action;

(b) None of the execution, delivery or performance by the Borrower of this Amendment or the execution, delivery or performance by any Guarantor of the Guarantor Consent will (i) contravene the terms of any of the Borrower’s or any Guarantor’s Organizational Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of the Borrower or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement) under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(c) This Amendment has been duly executed and delivered by the Borrower, and the Guarantor Consent has been duly executed and delivered by each Guarantor. This Amendment constitutes a legal, valid and binding obligation of the Borrower, and the Guarantor Consent constitutes a legal, valid and binding obligation of each Guarantor, enforceable against the Borrower and each Guarantor, as applicable, in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws, by general principles of equity and by principles of good faith and fair dealing; and

(d) Each Loan Party and each of its respective Restricted Subsidiaries that is a Material Subsidiary (i) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concept exists in such jurisdiction),

(ii) has all corporate or other organizational power and authority to (x) own or lease its assets and carry on its business as currently conducted and (y) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (iii) is duly qualified and in good standing (to the extent such concept exists) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification, (iv) is in compliance with all applicable Laws orders, writs, injunctions and orders (including all applicable Healthcare Laws); and (v) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except in each case referred to in the preceding clauses (ii)(x), (iii), (iv) or (v), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 7. Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other instruments and documents to be delivered hereunder or in connection herewith, including all Attorney Costs of a single U.S. counsel to the Administrative Agent.

SECTION 8. Execution in Counterparts; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment. Each of the parties represents and warrants to the other parties that it has the capacity and authority to execute this Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. This Amendment shall become effective when it shall have been executed by the Borrower, the Administrative Agent, the 2021 Incremental Term Lenders and the undersigned Lenders that, together with the 2021 Incremental Term Lenders, constitute the Required Lenders.

SECTION 9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Clauses (b) and (c) of Section 10.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

SECTION 10. WAIVER OF RIGHT OF TRIAL BY JURY. EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective authorized officers as of the date first above written.

ENSEMBLE RCM, LLC

By:	/s/ Robert Snead
	Name:	Robert Snead
	Title:	Chief Financial Officer

[Signature Page to Amendment No. 1 to Credit Agreement]

GOLDMAN SACHS BANK USA, as Administrative Agent

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

GOLDMAN SACHS BANK USA , as the 2021 Incremental Term Lender

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Credit Agreement]

[Lender Signature Pages Intentionally Omitted]

[Signature Page to Amendment No. 1 to Credit Agreement]

Exhibit A

Schedule 2.01(b)

2021 Incremental Term Loan Commitments:

2021 Incremental Term Lender	Pro Rata Share	2021 Incremental Term Loan Commitment

GOLDMAN SACHS BANK USA	100.00%	$785,000,000

Total	100.00%	$785,000,000

GUARANTOR CONSENT AND REAFFIRMATION

February 17, 2021

Each of the undersigned, as a Guarantor under the Guaranty, dated as of August 1, 2019 (the “Guaranty”), in favor of Goldman Sachs Bank USA, as Administrative Agent and Collateral Agent for the Secured Parties entered into in connection with the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and the transactions contemplated by such Amendment and, as of the First Amendment Effective Date, hereby, (a) ratifies, acknowledges and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, in each case, as amended and in effect after giving effect to the Amendment and the making of the 2021 Incremental Term Loans and agrees that its Guaranty remains in full force and effect to the extent set forth in such Guaranty and after giving effect to this Amendment and the incurrence of the 2021 Incremental Term Loans, (b) ratifies, acknowledges and reaffirms each grant of a lien on, or security interest or pledge in, its Collateral made pursuant to the Loan Documents, in each case, as amended by the Amendment, and confirms that such liens and security interests continue to secure the Obligations (including the obligations in respect of the 2021 Incremental Term Loans, after giving effect to the Amendment and the making of the 2021 Incremental Term Loans), and (c) confirms that the obligations of the Loan Parties with respect to the 2021 Incremental Term Loans shall constitute, from and after the making of the 2021 Incremental Term Loans, Obligations, Guaranteed Obligations (as defined in the Guaranty) and Secured Obligations (as defined in the Security Agreement) and agrees that the security interests in connection therewith remain in full force and effect. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to the foregoing Amendment and all other Loan Documents amended and/or executed and delivered in connection therewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the First Amendment Effective Date. Capitalized terms not otherwise defined in this Guarantor Consent have the same meanings as specified in the foregoing Amendment or the Amended Credit Agreement, as applicable.

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GUARANTORS:

ENSEMBLE INTERMEDIATE, LLC

By:	/s/ Robert Snead
Name: Robert Snead
Title: Chief Financial Officer

ENSEMBLE HP, LLC

By:	/s/ Robert Snead
Name: Robert Snead
Title: Chief Financial Officer

[Signature Page to Guarantor Consent and Reaffirmation]